UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2016

MEI Pharma, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 792-6300

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As described in the Current Report on Form 8-K filed by MEI Pharma, Inc. (the “Company”) on August 9, 2016, the Company entered into a Common Stock Purchase Agreement (the “Equity Agreement”), dated as of August 5, 2016, with Helsinn Investment Fund SA (the “Purchaser”). Pursuant to the terms of the Equity Agreement, the Purchaser agreed to purchase and the Company agreed to issue a number of shares of the Company’s common stock (the “Shares”) determined by dividing $5,000,000 by the Bloomberg volume weighted-average price for shares of the Company’s common stock on the NASDAQ Global Select Market for the ten trading day period beginning on August 1, 2016 and ending on August 12, 2016 (the “VWAP”), rounded to the nearest whole share. The VWAP was $1.911 per share. Accordingly, on August 16, 2016, the Purchaser purchased and the Company issued 2,616,431 shares of common stock. The transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI Pharma, Inc.

By:	/s/ Thomas M. Zech
Name:	Thomas M. Zech
Title:	Chief Financial Officer

Date: August 17, 2016